Exhibit 99.1

CEN Biotech Inc. Announces Board and Management Appointments to Support Planned Expansions

Windsor, ON – April 19, 2021 (Newswire)– CEN Biotech Inc. (“we”, “us”, “our”, “CEN” or the “Company”) (OTC Pink: CENBF), a global holding company focused on the manufacturing, production and development of LED lighting technology and hemp-based products, intended to help improve your state of health and well being is pleased to announce the following Executive and Board of Director appointments effective April 19, 2021 to support our planned expansion throughout 2021.

Mr. Joseph Byrne was appointed as President and Director and will lead the Company’s long-term strategy and regulatory compliance activity. Mr. Bill Chaaban was appointed as the Chief Executive Officer (CEO) and will also continue to serve as the Chairman of the Board and be responsible for the day-to-day direction of the Company.

The Company would also like to announce the following Independent Board of Directors appointments effective April 19, 2021:

Mr. Jeffrey Thomas, age 46, is a Director of Product Development for Emergence Global Enterprises Inc. and President of NuBreed Nutrition Inc. Mr. Thomas has over 20 years’ experience in product development, manufacturing and export regulations in the food and nutrition industries. We believe that his expertise in development will provide the Company with extensive knowledge on import and export requirements and doing business in foreign markets.

Mr. Rick Purdy, age 45, is President of Herc Holdings Inc. Mr. Purdy is also involved with real estate development, oil and gas environmental technologies and with nutraceutical and natural health products. He founded Canada’s largest and first commercial scale indoor aquaponic vertical farm over 12 years ago outside of Edmonton, Alberta. We believe that Mr. Purdy’s extensive experience in agriculture and market development will bring a great amount of know how and ability to the Board.

“We believe that these appointments strengthen the management and governance structure of the Company and will assist in the roll out of our expansion plans in 2021. It is especially rewarding to have Joe Byrne back as President of the Company. We believe that both Rick and Jeff provide needed skill sets within the Board as we embark on our next steps in seeking to realize the full potential of the Company.” commented Bill Chaaban, CEO and Executive Chairman of the Company.

About the Company

CEN Biotech, Inc. is a global holding company focused on the manufacturing, production and development of LED lighting technology and hemp-based products. The Company intends to continue to explore the usage of hemp, which it now intends to cultivate for usage in industrial, medical and food products.

For further information on the Company, please visit our website at www.cenbiotechinc.com. Information about the Company can also be found on the Securities and Exchange Commissions’ EDGAR site under the Issuer Profile of “CEN Biotech Inc.”

Forward Looking Statements

This press release contains “forward-looking” statements. In particular, the words “believe,” “may,” “could,” “should,” “expect,” “anticipate,” “estimate,” “project,” “propose,” “plan,” “intend,” and similar conditional words and expressions are intended to identify forward-looking statements. Any statements made in this press release about an action, event or development, are forward-looking statements. These forward-looking statements are only predictions and are subject to certain risks, uncertainties and assumptions, many of which may be beyond control of CEN, that could cause actual results to differ from those in the forward-looking statements. Accordingly, you should not place undue reliance on these forward-looking statements. Although CEN believes that the expectations reflected in the forward-looking statements are reasonable, it can give no assurance that its forward-looking statements will prove to be correct. Potential risks include such factors as the inability to enter into agreements with parties with whom we are in discussions, factors that cannot be predicted with certainty, as well as additional risks and uncertainties that are identified and described in CEN’s reports filed with the Securities and Exchange Commission (the “SEC”). Investors are cautioned that any forward-looking statements are not guarantees of future performance and actual results or developments may differ materially from those projected. Actual results may differ materially from the forward-looking statements in this press release. Statements made herein are as of the date of this press release and should not be relied upon as of any subsequent date. CEN does not undertake, and it specifically disclaims, any obligation to update any forward-looking statements to reflect occurrences, developments, events or circumstances after the date of such statement expect as required in accordance with applicable laws.

Press Contact

Brian S. Payne

Vice President and Director

CEN Biotech Inc.

Phone: (519) 419-4958, Extension 1505

E:Mail: brian@cenbiotechinc.com